Exhibit 11 Statement RE: Computation of Earnings Per Share
(000's omitted, except per share data)

                                               Three Months Ended           Six Months Ended
                                             October 31,   October 31,   October 31,   October 31,
                                               1996          1995          1996          1995
                                             ---------     ---------     ---------     ---------

   Primary:
   Average shares outstanding                 2,782.3       2,737.5       2,777.0       2,737.5

   Net effect of dilutive stock options
   - based on the treasury stock
   method using average market
   price                                        110.4          -            112.1           0.2
                                             --------      --------      --------      --------
   Total                                      2,892.7       2,737.5       2,889.1       2,737.7
                                             ========      ========      ========      ========
   Net income                                $1,308.9        $611.9      $1,954.1      $1,035.1
                                             ========      ========      ========      ========
   Per share amount                             $0.45         $0.22         $0.68         $0.38
                                             ========      ========      ========      ========

   Fully dilutive:
   Average shares outstanding                 2,782.3       2,737.5       2,777.0       2,737.5

   Net effect of dilutive stock options
   - based on the treasury stock
   method using quarter end market
   price                                        121.1          -            121.1          -
                                             --------      --------      --------      --------
   Total                                      2,903.4       2,737.5       2,898.1       2,737.5
                                             ========      ========      ========      ========
   Net income                                $1,308.9        $611.9      $1,954.1      $1,035.1
                                             ========      ========      ========      ========
   Per share amount                             $0.45         $0.22         $0.67         $0.38
                                             ========      ========      ========      ========

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